Exhibit 10.29

Dated 21 December 2004

ALECTA PENSIONSFÖRSÄKRING, ÖMSESIDIGT (1)

to

PHARMION LIMITED (2)

LEASE

of

RIVERSIDE HOUSE, RIVERSIDE WALK,
WINDSOR, SL4 1NA

FROM :	21 December 2004
EXPIRING ON :	29 April 2015
BASIC RENT :	£681,050
(subject to review)

Clause	Contents	Page
1	Definitions and Interpretation	1
2	Demise and Rent	5
3	Tenant’s Covenants	5
4	Landlord’s Covenants	6
5	Forfeiture	6
6	Determination	7
7	Miscellaneous	7
8	Proper Law	8
Schedule 1 The Property		9
Schedule 2 Rights granted in common		10
Schedule 3 Part 1 - Exceptions and Reservations		11
Part 2 - Title Matters		11
Schedule 4 Review of Basic Rent		12
Schedule 5 Insurance		14
Schedule 6 Tenant’s Covenants		18
Schedule 7 Landlord’s Covenants		27

Annexures
Rent Review Specification
Reinstatement Specification
Site Plan

THIS LEASE made on 21 December 2004 BETWEEN:

(1)	ALECTA PENSIONSFÖRSÄKRING, ÖMSESIDIGT a company incorporated under the laws of Sweden whose address for service in England and Wales is care of Arlington Property Investors UK Limited, Charles House, 5-11 Regent Street SW1Y 4LR (“the Landlord”).

(2)	PHARMION LIMITED (Company No 4056819) whose registered office is at McClintock Building, Granta Park, Great Abington, Cambridge, CB1 6GX (“the Tenant”).

WITNESSES as follows:

1	Definitions and Interpretation

1.1	In this Lease unless the context otherwise requires the following expressions shall have the following meanings:

“Assignment”means the execution of a deed of transfer of the Lease or of any underlease granted under it in accordance with the provisions of paragraph 8.3 of schedule 6 whether or not that transfer is subsequently registered at H M Land Registry;

“Authority” means any statutory, public, local or other authority or any court of law or any government department or any of their duly authorised officers;

“Basic Rent” means up to but excluding the Rent Commencement Date a peppercorn (if demanded) and thereafter six hundred and eighty one thousand and fifty pounds (£681,050) per annum as from time to time reviewed under schedule 4 or otherwise altered;

“Building” means any building from time to time on the Property;

“Conduits” means sewers, drains, pipes, wires, cables, ducts, gutters, fibres, and any other medium for the passage or transmission of soil, water, gas, electricity, air, smoke, light, information or other matters and includes where relevant ancillary equipment and structures;

“Connected Person” means any person, firm or company which is connected with the Tenant for the purposes of Section 839 Income and Corporation Taxes Act 1988;

“Consent” means an approval, permission, authority, licence or other relevant form of approbation given by the Landlord in writing;

“Determination” means the end of the Term however that occurs;

“Enactment” means:

(a)	any Act of Parliament; and

(b)	any European Community or other supranational legislation or decree having the force of law in the United Kingdom,

and references (whether specific or general) to any Enactment include:

(i)	any subordinate legislation made under it;

(ii)	any provision which it has superseded or re-enacted (whether with or without modification; and

(iii)	any provision superseding or re-enacting it (whether with or without modification);

“Environmental Damage” means any damage to human health or the environment arising from the Property which would constitute a breach of any Legal Obligation or give rise to a civil claim for damages;

“Group Company” means any company of which the Tenant is a Subsidiary or which has the same Holding Company as the Tenant where Subsidiary and Holding Company have the meanings given to them by section 736 Companies Act 1985;

“Hazardous Material” means any substance known or reasonably believed to be harmful to human health or the environment and for that reason subject to statutory controls on production, use, storage or disposal;

“Insurance Charge” means the reasonable and proper cost to the Landlord of effecting and maintaining the Insurance Policies including where relevant the reasonable and proper cost of assessing any insured amounts and any sums payable to any Superior Landlord in respect of insurance maintained by it;

“Insurance Policies” means the insurance policy or policies maintained by the Landlord or any Superior Landlord in respect of the Property (and where appropriate the station forecourt area and the car park referred to in paragraphs (a) and (b) of Schedule 2) covering damage by Insured Risks, Loss of Rent, public liability and other matters;

“Insured Risks” means fire, storm, tempest, lightning, explosion, riot, civil commotion, malicious damage, impact, bursting or overflowing of water tanks, burst pipes, discharge from sprinklers, aircraft and other aerial devices or articles dropped from them (other than war risks) terrorism and such other commercially prudent risks as the Landlord or any Superior Landlord shall from time to time require to be covered;

“Insurers” means the underwriters or insurance office with whom the Insurance Policies are effected;

“Interest Rate” means three percent above the base lending rate from time to time of The Royal Bank of Scotland plc or such other bank as the Landlord may from time to time nominate or if that base lending rate cannot be ascertained then four percent above such other rate as the Landlord may reasonably specify and where and whenever interest is payable at or by reference to the Interest Rate it shall be calculated on a daily basis and compounded on the Quarter Days;

“Landlord” includes the immediate reversioner to this Lease from time to time;

“Lease” means this lease and includes where relevant any deed of variation, licence, Consent or other document supplemental to or associated with this Lease which (in any case) the Tenant has entered into and executed;

“Legal Obligation” means any obligation from time to time created by any Enactment or Authority which relates to the Property or its use and includes without limitation obligations imposed by any Necessary Consent;

“Loss of Rent” means loss of all Basic Rent due to damage or destruction by any of the Insured Risks for a period of three years having regard to reasonably potential increases in that income as a result of lettings, rent reviews or other matters which may occur;

“Necessary Consents” means planning permission and all other consents, licences, permissions and approvals whether of a public or private nature which shall be relevant in the context;

“Open Market Rent” means the rent which might reasonably be expected to be paid (after the expiry of any rent free period or period of concessionary rent associated with fitting out) by a willing tenant to a willing landlord for a letting of the whole of the Property in the open market with vacant possession and without a fine or premium for a term of ten years commencing on the relevant Review Date and upon the terms of this Lease (except as to the amount of the Basic Rent but including the provisions for rent review and both a rent review and a tenant only right to determine on the 5th anniversary of the commencement of the term) and upon the assumptions that:

(a)	there has been a reasonable period in which to negotiate the terms of the letting taking into account the nature of the Property and the state of the market;

(b)	no account will be taken of any additional rent which might be offered by a prospective tenant with a special interest;

(c)	all the covenants on the part of the Tenant contained in this Lease have been complied with;

(d)	if the Property or the Building or any access or essential services to them have been destroyed or damaged they have been fully restored;

(e)	the Property complies with all Legal Obligations and may lawfully be used for the purpose permitted by this Lease;

(f)	the Property is fitted out and equipped to the requirements of the willing tenant;

(g)	that notwithstanding disregard (iii) below the Building complies with the Rent Review Specification,

but disregarding:

(i)	any effect on rent of the fact that the Tenant, any undertenant or any of their respective predecessors in title or any other lawful occupier has been or is in occupation of the Property;

(ii)	any goodwill attached to the Property by reason of the carrying on of the business of the Tenant any undertenant or their respective predecessors in title or any other lawful occupier;

(iii)	any effect on rent of any improvement to the Property which

(A)	was carried out by and at the expense of the Tenant or a permitted undertenant or any of their respective predecessors in title or other lawful occupier; and

(B)	was not carried out pursuant to an obligation to the Landlord or its predecessors in title; and

(C)	was carried out with Consent where required under this Lease; and

(D)	was carried out and completed during the Term or during any period of occupation immediately before the start of the Term under a licence or agreement for lease; and

(E)	cannot give rise to any liability on the part of the Landlord to pay compensation

(iv)	any work carried out to the Property which diminishes the rental value of the Property at the relevant Review Date;

(v)	any actual or potential obligation on the Tenant or any undertenant to reinstate alterations or additions to the Property;

“Outgoings” means all rates, taxes, charges, duties, assessments, impositions and outgoings of any nature which are at any time during the Term payable either by the owner or occupier of property and includes charges for electricity, gas, water, sewerage, telecommunications and other services rendered to or consumed by the relevant property but excludes tax payable by the Landlord on the receipt of the Basic Rent or on any dealings (or deemed dealings) with its reversion to this Lease and input Value Added Tax suffered by the Landlord in respect of the Property;

“Permitted Use” means use as offices together with ancillary car parking;

“Plant” means the plant, equipment and machinery from time to time in or on the Building including without limitation lifts, hoists, generators, and equipment for air-conditioning ventilation, heating, cooling, fire alarm, fire prevention or fire control communication and security;

“President” means the President from time to time of the Royal Institution of Chartered Surveyors or any person authorised at the relevant time to act on his behalf;

“Property” means the Property described in schedule 1 and all additions and improvements made to it and references to the Property shall include reference to any part of it;

“Quarter Days” means 25th March 24th June 29th September and 25th December in each year;

“Reinstatement Specification” means the specification attached and marked as such;

“Rent” means all sums reserved as rent by this Lease;

“Rent Commencement Date” means 30 October 2005;

“Rent Restrictions” means any Enactment which restricts the right of the Landlord to review the Basic Rent or to recover any Rent under this Lease;

“Rent Review Specification” means the specification attached and marked as such;

“Rent Review Surveyor” means the person appointed under paragraphs 3 or 6 of schedule 4 to determine the Basic Rent at a Review Date;

“Review Date” means 30 April 2010 and in addition any date on which any Rent Restrictions in force on a previous Review Date are repealed or modified so as to be less restrictive;

“Review Period” means the period commencing on a Review Date and expiring either on the day before the next Review Date or on Determination;

“Sign” includes any sign, hoarding, showcase, signboard, bill, plate, fascia, poster or advertisement;

“Site Plan” means the attached plan marked as such;

“Superior Landlord” means any party having an interest in the Property in reversion to the Superior Lease;

“Superior Lease” means any lease under which the Landlord holds the Property and includes any leases in reversion to that Lease;

“Tenant” includes its successors in title;

“Term” means the term granted by this Lease and includes any extension, holding over or continuation of it whether by Enactment, agreement or otherwise;

“Title Matters” means the matters set out in Part 2 of schedule 3;

“Uninsurable Risk” means a risk in respect of which insurance is not available in the London insurance market or is only available on terms which the Landlord after consultation with the Tenant determines are unacceptable or only partly acceptable;

“Value Added Tax” means value added tax chargeable in accordance with the Value Added Tax Act 1994 and includes any future tax of a like nature and all references to an election by the Landlord to waive exemption under paragraph 2(1) of Schedule 10 to that Act shall be deemed to include any such election made by a company in the same VAT group as the Landlord.

1.2	In this Lease unless the context otherwise requires:

1.2.1	words importing any gender include every gender;

1.2.2	words importing persons include an individual, company, corporation, firm, partnership, unincorporated association or body of persons, and any state, or governmental or local division or agency of a state;

1.2.3	references to clauses, schedules and annexures are references to the relevant clause in or schedule or annexure to this Lease;

1.2.4	reference in any schedule to numbered paragraphs are references to the numbered paragraphs of that schedule;

1.2.5	references in this Lease to any specified provision of this Lease are to this Lease or that provision as in force for the time being and as amended from time to time;

1.2.6	references to any statute or statutory provision shall include (i) any subordinate legislation made under it, (ii) any provision which it has superseded or re-enacted (whether with or without modification) and (iii) any provision superseding or re-enacting it (whether with or without modifications);

1.2.7	where any obligation is undertaken by two or more persons jointly they shall be jointly and severally liable in respect of that obligation and a demand for payment served on one of them shall be deemed to be a demand made on all of them;

1.2.8	any obligation on any party not to do or omit to do anything shall include an obligation not to allow that thing to be done or omitted to be done by any undertenant of that party or by any employee servant agent invitee or licensee of that party or its undertenant;

1.2.9	where the Landlord or the Tenant covenant to do something they shall be deemed to fulfil that obligation if they procure that it is done;

1.2.10	any obligation on the Landlord or the Tenant under their respective obligations in this Lease shall continue notwithstanding determination insofar as it remains to be carried out;

1.2.11	any sum payable by one party to the other shall be exclusive of Value Added Tax which shall where it is chargeable (and subject to the provision of a valid invoice therefor) be paid in addition to the sum in question at the time when the sum in question is due to be paid;

1.2.12	any relevant perpetuity period shall be eighty years from the date of this Lease;

1.2.13	the contents table and the descriptive headings to clauses are inserted for convenience only, have no legal effect and shall be ignored in interpreting this Lease; and

1.2.14	the words and phrases “other”, “including” and “in particular” shall not limit the generality of the words preceding or succeeding them or be construed as limiting the succeeding words to the same class as the preceding words.

     2    Demise and Rent

2.1	The Landlord demises the Property to the Tenant together with the rights set out in Schedule 2 except and reserving to the Landlord the rights set out in Part 1 of Schedule 3 but subject to the Title Matters to hold them to the Tenant for a term of years starting on the date of this Lease and expiring on 29 April 2015 paying during the Term by way of Rent:

2.1.1	the Basic Rent, which shall be paid yearly and proportionately for any part of a year by equal quarterly instalments in advance on the Quarter Days, the first payment to be made on the Rent Commencement Date in respect of the period from that date to the next Quarter Day; and

2.1.2	the Insurance Charge which shall be paid as stated in paragraph 3 of Schedule 5 for the period starting on the date of this Lease.

     3     Tenant’s Covenants

The Tenant covenants with the Landlord to observe and perform the covenants set out in schedule 6 and those on its part contained in schedule 5 and Schedule 2.

     4     Landlord’s Covenants

The Landlord covenants with the Tenant that, (unless and until released by operation of law), it shall observe and perform the covenants set out in schedule 7 and those on its part contained in schedule 5.

     5     Forfeiture

5.1	Without prejudice to any other rights of the Landlord if:

5.1.1	the whole or part of the Rent remains unpaid twenty-one days after becoming due (whether demanded or not); or

5.1.2	any of the Tenant’s covenants in this Lease are not substantially performed or observed; or

5.1.3	the Tenant under this Lease:

(a)	proposes or enters into any composition or arrangement with its creditors generally or any class of its creditors; or

(b)	is the subject of any judgment or order made against it which is not complied with within seven days or is the subject of any execution, distress, sequestration or other process levied upon or enforced against any part of its undertaking, property, assets or revenues; or

(c)	being a company:

(i)	is the subject of a petition presented (in bona fide circumstances) or an order made or a resolution passed or analogous proceedings taken for appointing an administrator of or winding up such company (save for the purpose of and followed within four months by an amalgamation or reconstruction which does not involve or arise out of insolvency or give rise to a reduction in capital and which is on terms previously approved by the Landlord); or

(ii)	an encumbrance takes possession or exercises or attempts to exercise any power of sale or a receiver is appointed of the whole or any part of the undertaking, property, assets or revenues of such company; or

(iii)	stops payment or agrees to declare a moratorium or becomes or is deemed to be insolvent or unable to pay its debts within the meaning of section 123 Insolvency Act 1986; or

   (d) being an individual:

(i)	is the subject of a bankruptcy petition or bankruptcy order; or

(ii)	is the subject of an application or order or appointment under section 253 or section 273 or section 286 Insolvency Act 1986; or

(iii)	is unable to pay or has no reasonable prospect of being able to pay his debts within the meaning of sections 267 and 268 Insolvency Act 1986; or

5.1.4	any event occurs or proceedings are taken with respect to the Tenant in any jurisdiction to which it is subject which has an effect equivalent or similar to any of the events mentioned in clause 5.1.3, the Landlord may (and notwithstanding the waiver of any previous right of re-entry) re-enter the Property and this Lease shall then determine but without prejudice to any right of action of either party in respect of any previous breach by the other of this Lease.

5.2	The Landlord shall not exercise this right of re-entry without giving not less than 24 hours prior written notice of its intention to all mortgagees who have registered a notice of charge with the Landlord.

6	Determination

6.1	The Tenant may determine this Lease on 30 April 2010 (“the Break Date”) by serving on the Landlord prior thereto not less than six months prior written notice specifying the proposed date of Determination.

6.2	This Lease shall only determine as a result of notice served by the Tenant under clause 6.1 if:

6.2.1	the notice has been served strictly in accordance with that clause;

6.2.2	on the intended date of Determination, the Tenant gives vacant possession of the Property, the car park spaces and the station forecourt area referred to in paragraphs (a) and (b) of Schedule 2 to the Landlord; and

6.2.3	there is no Basic Rent or Insurance Charge due to the Landlord by the Tenant under this Lease on the intended date of Determination (the Landlord agreeing that any Insurance Rent due from the Tenant shall have been demanded not less than 14 days prior to the Break Date).

6.3	The Landlord may in its absolute discretion waive compliance with all or any of the conditions or obligations set out in clause 6.2 but unless otherwise expressly agreed in writing such waiver shall not relieve the Tenant from liability to comply with the relevant condition or obligation.

6.4	If the provisions of this clause 6 are complied with then, upon the expiry of the relevant notice of Determination, this Lease shall determine but without prejudice to any right of action of the Landlord in respect of any previous breach by the Tenant of this Lease and without prejudice also to the continuing operation of this clause 6 and the Landlord shall forthwith (and in any event within 14 days) repay to the Tenant any Basic Rent and Insurance Rent paid in respect of any period after the Break Date.

6.5	On the date of Determination the Tenant shall deliver to the Landlord all keys to the Property and any cards to the car park.

6.6	Time is of the essence in respect of this clause 6. 6.7 Any notice of Determination served under this clause 6 shall be irrevocable.

     7    Miscellaneous

7.1	Except to the extent that compensation may be payable by law notwithstanding any agreement to the contrary neither the Tenant nor any undertenant or any occupier of the Property at any time shall be entitled to any compensation under any Enactment upon Determination or upon leaving the Property.

7.2	Except to the extent that the Landlord may be liable under its covenants in schedule 7 or by law notwithstanding any agreement to the contrary the Landlord shall not be liable in any way to the Tenant or any undertenant or any servant agent licensee or invitee of the Tenant or any undertenant by reason of:

7.2.1	any act neglect, default or omission of any of the tenants or owners or occupiers of any adjoining or neighbouring property or of any representative or employee of the Landlord (unless acting within the scope of the express authority of the Landlord); or

7.2.2	the defective working stoppage or breakage of or leakage or overflow from any Conduit or any of the Plant

7.3	Nothing in this Lease shall imply or warrant that the Property may lawfully be used for the Permitted Use and the Tenant acknowledges and admits that no such representation or warranty has ever been made by or on behalf of the Landlord.

7.4	The Landlord and the Tenant shall not be liable to each other for breach of any covenant in this Lease to the extent that its performance or observance becomes impossible or illegal but subject to the other provisions of this Lease, the Term and the Tenant’s liability to pay the Rent shall not cease or be suspended for that reason.

7.5	The Landlord shall incur no liability to the Tenant or any undertenant or any predecessor in title of either of them by reason of any approval given to or inspection made of any drawings, plans, specifications or works prepared or carried out by or on behalf of any such party nor shall any such approval or inspection in any way relieve the Tenant from its obligations under this Lease.

7.6	The Tenant shall not be or become entitled to any easement, right, quasi-easement or quasi-right save as expressly set out (if at all) in Schedule 2 and any such amenity enjoyed by the Tenant shall be so enjoyed with the consent of the Landlord and not as of right.

7.7	This Lease does not pass to the Tenant the benefit of or the right to enforce any covenants which now benefit or which may in the future benefit the reversion to this Lease, and the Landlord shall be entitled in its sole discretion to waive, vary or release any such covenants.

7.8	Any notice, communication, demand or consent required or authorised to be given by this Lease shall be in writing:

7.8.1	any notice to be served on, or communication to be sent to, any party to this Lease shall be deemed to be properly served if sent by first class post, or delivered by hand during usual business hours to the registered office, or principal place of business of the relevant party, addressed to any director or the company secretary;

7.8.2	any such notice or communication to be sent to any party to this Agreement shall be deemed to have been received when delivered, if delivered by hand, or two working days after posting if sent by first class post.

7.9	Any dispute arising between the Tenant or any undertenant and any owner or occupier (other than the Landlord) of adjacent property owned (whether freehold or leasehold) by the Landlord as to any right or privilege or any party or other wall or otherwise shall (except where it relates to a matter of law) be determined on behalf of the Tenant or any undertenant by the Landlord or someone appointed by him and any such decision shall bind the Tenant or any undertenant who shall pay the cost of obtaining it.

7.10	This Lease is a new tenancy for the purposes of the Landlord and Tenant (Covenants) Act 1995.

7.11	For the purposes of the Contracts (Rights of Third Parties) Act 1999 this Lease is only enforceable by the parties to it and (if applicable) their respective successors in title.

7.12	If the Landlord and the Tenant agree in writing that the Tenant may defer payment of any sums due under this Lease then for the purposes of this Lease (and of Section 17 Landlord and Tenant (Covenants) Act 1995) those sums shall be deemed to be due for payment on the deferred date so agreed, and not on the earlier date on which they would, but for that agreement, have fallen due.

7.13	Each of the provisions of this Lease is severable from the others. If at any time one or more of such provisions becomes illegal, invalid or unenforceable, then the validity and enforceability of the remaining provisions of this Lease shall not be affected.

7.14	No permission or consent required by the Tenant under the provisions of this Lease shall be effective or binding on the Landlord unless given by deed duly executed by or on behalf of the Landlord and any other relevant party.

     8    Proper Law

This Lease shall be governed by English law and the Landlord and Tenant irrevocably submit to the non-exclusive jurisdiction of the English Courts.

     IN WITNESS of which each party has duly executed this Lease as a deed on the date first above written.

Schedule 1
The Property

The property known as Riverside House, Riverside Walk, Windsor registered at the Land Registry under title number BK307006 and shown edged red on the Site Plan.

Schedule 2
Rights granted in common

The right, in common with the Landlord and all others for the time being authorised by the Landlord or otherwise entitled, for the Tenant and any permitted undertenant or permitted occupier (or visitor, servant or agent of the Tenant) of the Property:

(a)	to park not more than 68 private motor cars on the 68 parking spaces shown edged blue on the Site Plan and forming part of the car park as edged orange on the Site Plan (the “Board’s Car Park”) or such other parking spaces as the landlord of the Car Park Lease hereinafter referred to may from time to time by written notice to the Landlord pursuant to the provisions of clause 4.3 of the Car Park Lease hereinafter referred to provide together with the rights referred to in the first schedule thereof and except and reserved the matters referred to in the second schedule thereto subject to the Tenant complying with all covenants on the part of the Landlord (as tenant) in respect of the said car parking spaces as contained or referred to in clauses 3.2 to 3.12 inclusive, clause 3.14 and 3.16 to 3.21 inclusive of the Lease dated 4 August 1992 made between the British Railways Board (1) and Lyndean Investments Limited (2) which is registered at the Land Registry under title number BK306151 (the “Car Park Lease”) as if the Tenant of the said spaces had been the tenant under the Car Park Lease including for the avoidance of doubt the payment of all outgoings in respect of the said car parking spaces demised by the Car Park Lease.

(b)	to use the area edged purple on the Site Plan and forming part of the station forecourt of Windsor & Eton Riverside Station as demised by and for the purposes referred to in the Lease dated 30 August 1991 between the British Railways Board (1) and Lyndean Investments Limited (2) registered at the Land Registry under title number BK297757 (the “Landscaping Lease”) (subject to the right of determination by the landlord therein contained and subject to the Tenant complying with all covenants on the part of the Landlord (as tenant) contained in the Landscaping Lease other than those contained in clauses 2(4), (12) and (19)) as if the Tenant had been the tenant under the Landscaping Lease including for the avoidance of doubt the payment of rent and all other outgoings in respect of the property demised by the Landscaping Lease.

(c)	of way with or without vehicles for the purposes only of access to and from the Property and the Board’s Car Park over that part of Riverside Walk coloured brown on the Plan until such time as it is publicly adopted subject to the Tenant paying any contribution due to the British Railways Board in respect of clause 3 of the Transfer dated 27 October 1992 made between the Board as transferor and Lyndean Investments Limited as transferred and registered at the Land Registry under title number BK300706.

Schedule 3
Part 1 — Exceptions and Reservations

1	The rights for the Landlord and all others from time to time authorised by the Landlord or otherwise entitled:

(a)	to carry out works to any property and to use them in whatever manner may be desired and to consent to others doing so Provided That in each case the access of light or air to the Property or any other amenity from time to time enjoyed by it shall not be affected in any material way (save for any rights specifically granted by Schedule 2);

(b)	to connect to and use all Conduits and Plant within or forming part of the Property;

(c)	upon reasonable prior written notice to the Tenant and strictly subject to paragraph 3 of Part 1 of this Schedule (except in emergency when no notice need be given and paragraph 3 of Part 1 of this Schedule shall not apply) to enter and remain on the Property with or without tools, appliances, scaffolding and materials for the purposes of:

(i)	installing, inspecting, repairing, renewing, reinstalling, cleaning, maintaining, removing or connecting up to any Conduits or Plant; or

(ii)	inspecting, cleaning, altering, repairing, maintaining, renewing, demolishing or rebuilding any adjoining or adjacent property or any other things used in common; or

(iii)	inspecting the state and condition of the Property; or

(iv)	carrying out works under paragraphs 3.6 or 9.4 of schedule 6; or

(v)	complying with the Landlord’s obligations under this Lease or with any other Legal Obligation of the Landlord,

the person entering causing as little damage and inconvenience as reasonably possible and making good at its expense any damage caused by such entry;

(d)	to oversail the airspace of the Property with cranes (which are not themselves positioned on the Property) subject to the person exercising this right indemnifying the occupiers of the Property from time to time against death or injury to persons and damage to property which may result from that oversailing.

2	Unto the Board and the Landlord the exceptions and reservations set out in the First Schedule part II of the said transfer dated 27 October 1992 and made between the Board as transferor and Lyndean Investments Limited as transferee.

3	The Tenant shall operate and conduct activity at the Property in respect of which the strictest codes of confidentiality need to be maintained and from time to time (as the Tenant shall determine acting reasonably as necessary to comply with such codes of confidentiality) the Tenant shall be entitled to refuse the Landlord access to those parts of the Property so affected provided that the Tenant shall be required to stipulate alternative timings and dates as soon as possible thereafter

Part 2 — Title Matters

All matters contained or referred to as at 8 September 2004 in the register of Title Numbers BK307006, BK306151 and BK297757.

Schedule 4
Review of Basic Rent

1	On each Review Date the Basic Rent shall be reviewed in accordance with this schedule and the Basic Rent payable in respect of each Review Period shall be the higher of the Basic Rent payable immediately before that Review Period (ignoring for this purpose any rent cesser under paragraph 4 of schedule 5 then current) and the Open Market Rent on the Review Date.

2	The Landlord and the Tenant shall seek to agree the amount of the Open Market Rent in respect of each Review Period but if they have not agreed it by the date three months before the relevant Review Date then either party may require the matter to be determined by the Rent Review Surveyor.

3	The Rent Review Surveyor shall be a professionally qualified chartered surveyor or valuer with not less than 10 years experience of rent reviews of property similar to the Property and in a similar location who shall be previously agreed upon between the Landlord and the Tenant or (in the absence of such agreement prior to the date three months before the relevant Review Date) nominated on the application of either the Landlord or the Tenant or both of them jointly by the President, and in the event of a sole application by the Landlord or the Tenant the party making such application shall on the date of the application provide a copy thereof to the other party.

4	The Rent Review Surveyor shall act as an expert and shall:

(a)	allow the parties a reasonable opportunity of making representations and counter-representations to him; and

(b)	take those representations and counter-representations into account; and

(c)	be entitled to require the parties to comply with a timetable established by him, and to disregard any representations made to him outside any time limits so established; and

(d)	be entitled to take legal advice on any matter he may consider relevant to his appointment, the extent of his powers or duties or the review; and

(e)	if required by either party give written reasons for his determination.

5	The Rent Review Surveyor’s award shall be binding on the parties and the costs of the reference to him and of his determination (including his own fees and legal and other expenses and the legal and other costs of the parties) shall lie in his award.

6	If the Rent Review Surveyor dies or becomes unwilling to act or becomes incapable of acting, the President may upon the application of either the Landlord or the Tenant or both of them jointly discharge him and appoint another Rent Review Surveyor to act in his place and in the same capacity and this shall be repeated as many times as the circumstances may require.

7	If for any reason the Open Market Rent is not agreed or determined until after the relevant Review Date the Tenant shall continue to pay the Basic Rent at the rate applicable immediately before that date and on the day seven days after the day on which the Open Market Rent is agreed or determined, the Tenant shall pay the amount of any increase for the period from and including the relevant Review Date up to the Quarter Day following that agreement or determination together with interest on each part of that payment at three per cent below the Interest Rate for the period on and from the date on which that part would have been payable had the Open Market Rent been agreed before the Review Date up to the date on which payment is due.

8	Within twenty-eight days of the Open Market Rent being agreed or determined a memorandum recording the increased Basic Rent (or the fact that there is no increase) shall be executed by the parties and attached to this Lease and the Counterpart but that memorandum shall be regarded as evidential only and its absence shall not affect the liability of the Tenant to pay any increased Basic Rent.

9	Time is not of the essence in this schedule.

10	For the purpose of this schedule the Open Market Rent shall be deemed to have been determined on the date of the Rent Review Surveyor’s determination.

Schedule 5
Insurance

1	Landlord’s Insurance Obligations

1.1	The Landlord shall effect and maintain (with a note of the interest of the Tenant or a general clause noting the interests of tenants generally endorsed on all relevant policies of insurance) the following insurances in respect of the Property:

1.1.1	insurance against damage or destruction by the Insured Risks in a sum equal to the full reinstatement cost of the Property including:

(a)	the cost of demolition shoring up and site clearance; and

(b)	all architects’, surveyors’ and other professional fees and incidental expenses in connection with reinstatement; and

(c)	Value Added Tax on those amounts to the extent applicable and to the extent that the Landlord may not be able to recover that Value Added Tax from HM Customs & Excise; and

1.1.2	third party and public liability insurance; and

1.1.3	insurance against liability under the Defective Premises Act 1972 (and any other Enactment in respect of which the Landlord requires insurance).

1.2	The Landlord shall not be obliged to insure under paragraph 1 if and to the extent that:

1.2.1	a risk is an Uninsurable Risk; or

1.2.2	any commercial and normal excess, exclusion or limitation imposed by Insurers applies; or

1.2.3	the Insurance Policies have become void or voidable by reason of any act, neglect or default of the Tenant or any undertenant or any predecessor in title of either of them or any employee, servant, agent, licensee or invitee of any of them, and, as a result of any of the above matters, any risk which would otherwise be an Insured Risk is not insured against, it shall not be an Insured Risk.

1.3	The Landlord will upon request from time to time produce to the Tenant a copy or full details of the Insurance Policies and evidence that they are in force.

1.4	The Landlord will notify the Tenant in writing of any change in the Insurance Policies from time to time which is material to the Tenant.

1.5	If the Landlord receives any commissions or other benefits for effecting or maintaining insurance under this Lease it shall not be obliged to pass the benefit of them on to the Tenant.

1.6	If the Landlord is itself an insurance company it may self-insure in which case it shall be deemed to be doing so at its usual rates (which shall be reasonable and commercial) and on its usual terms for insuring a third party.

     2    Reinstatement

2.1	If the Property is destroyed or damaged by any of the Insured Risks the Landlord will forthwith use all reasonable endeavours to obtain all Necessary Consents required to reinstate the Property and, if these are obtained, the Landlord will forthwith apply the insurance moneys received under the Insurance Policy maintained under paragraph 1.1, and all moneys received from the Tenant under paragraph 5 and any other contributors, in reinstating the Property with all due diligence, and will to the extent that the sums are insufficient as a result of the Landlord’s own act neglect or default (including any failure to insure in the full reimbursement cost of the Property other than as a result of a breach by the Tenant of paragraph 3.4.6) make up the shortfall out of its own resources.

2.2	The Property need not be reinstated under paragraph 2.1 to the same state appearance or layout as before but following any reinstatement the Property shall enjoy substantially the same rights and amenities as before.

     3     Tenant’s Insurance Obligations

3.1	The Tenant shall pay the Insurance Charge to the Landlord within 7 days of written demand, credit being given to the Tenant for any payments on account made by the Tenant.

3.2	The Tenant shall pay to the Landlord within 7 days of written demand being made by the Landlord within one month before any Insurance Policies are due to be effected or renewed the Landlord’s estimate of the Insurance Charge and any repayment which may become due from the Landlord to the Tenant shall be made forthwith upon the actual Insurance Charge becoming known.

3.3	The Tenant shall pay to the Landlord within 7 days of written demand the cost of any normal excess which the Landlord is required to bear under any Insurance Policy.

3.4	The Tenant shall:

3.4.1	not do or fail to do anything which shall or may cause any of the Insurance Policies to be void or voidable or increase the premiums payable under them;

3.4.2	not insure or maintain insurance of the Property against any of the Insured Risks (save to the extent that the Landlord has failed to do so);

3.4.3	notify the Landlord of the incidence of any Insured Risk or any other matter which ought reasonably to be notified to the Insurers;

3.4.4	pay on demand the whole of any increase in any premium arising from a breach of paragraph 3.4.1;

3.4.5	comply with all the conditions of the Insurance Policies and all requirements of the Insurers which are notified in writing to the Tenant; and

3.4.6	notify the Landlord in writing of the value of any alterations, additions or improvements which the Tenant or any undertenant proposes to make before those works are commenced.

     4     Rent Cesser

4.1	If the Property or the Board’s Car Park (as before defined) is damaged or destroyed by any of the Insured Risks such that the Property is unfit for occupation and use or incapable of reasonable access then (unless paragraph 5 applies) the Basic Rent or a fair proportion of it according to the nature and extent of the damage in question shall be suspended until the earlier of:

4.1.1	the date three years after the date of such damage or destruction; and

4.1.2	the date on which the Property is again fit for occupation and use for the Permitted Use or capable of reasonable access.

     5     Vitiation of Insurance

5.1	If the insurance money under any of the Insurance Policies is wholly or partly irrecoverable (or where paragraph 1.6 applies, if such money would under the Landlord’s usual terms of insurance be wholly or partly irrecoverable) by reason of any act neglect or default of the Tenant or any undertenant or any predecessor in title of either of them or any employee, servant, agent, licensee or invitee of any of them or where the sum insured is inadequate as a result of a breach by the Tenant of paragraph 3.4.6, then the Tenant will pay to the Landlord the irrecoverable amount or the amount of such shortfall as the case may be.

5.2	In addition to any sum payable under paragraph 5.1 the Tenant shall pay interest at the Interest Rate on the relevant sum from the date on which that sum is due to the date of payment.

     6     Determination

6.1	If the Building or the Board’s Car Park is destroyed or damaged by any of the Insured Risks such that the Property is unfit for occupation and use or incapable of reasonable access, and if the Property is not made fit for occupation and use or capable of reasonable access within three years after that destruction or damage occurs, then either the Landlord or the Tenant may by written notice to the other served at any time after that date (but before the Property is again fit for occupation and use) determine this Lease and if such notice is served:

6.1.1	this Lease shall forthwith determine but the Determination shall be without prejudice to any right of action of either party in respect of any previous breach of this Lease by the other or to any obligation of the Tenant under paragraphs 3.3 or 5 (and any sums payable under those paragraphs shall be paid on Determination if they have not already become payable); and

6.1.2	all moneys payable under the Insurance Policies or by the Tenant under paragraphs 3.3 or 5 shall be paid to and belong to the Landlord absolutely.

     7     Arbitration

Any dispute under paragraphs 4, 5 or 6 shall be determined by a sole arbitrator to be agreed upon by the Landlord and the Tenant or in default of agreement to be nominated at the request of either of them or both of them jointly by the President and in either case in accordance with the Arbitration Act 1996.

     8     Uninsured Risks

8.1	In this paragraph 8 “Damage by Uninsured Risks” means that the Property is destroyed or damaged by one or more risks which are Uninsurable Risks and such risks are either not insured, or are not fully insured, or are subject to some special limitation, excess or exclusion such that the full cost of reinstatement and rebuilding (save for any normal excess) is not recoverable by the Landlord under the Insurance Policies.

8.2	If there is Damage by Uninsured Risks then:

8.2.1	for the purpose of paragraph 4 the Property shall be deemed to have been damaged by Insured Risks; and

8.2.2	if the cost of repair or reinstatement of the Property or any necessary access route to it is less than the aggregate amount of six months rental income due from the Tenant and other occupiers of the Property, the Landlord will itself bear the cost of such repair or reinstatement and paragraph 2 shall apply (mutatis mutandis), or if the cost of such repair or reinstatement is more than that amount, the Landlord shall within six months of the damage or destruction in question give written notice to the Tenant (“Election Notice”) stating whether or not it proposes to rebuild or reinstate the Property.

8.3	If the Election Notice states that the Landlord does propose to rebuild or reinstate the Property, then for all the purposes of this Lease the Damage by Uninsured Risks shall be deemed to have been damage by Insured Risks in respect of which the full insurance monies are recoverable by the Landlord under the Insurance Policies (or any shortfall made up by the Landlord from its own monies).

8.4	If the Election Notice states that the Landlord does not propose to rebuild or reinstate the Property or if no Election Notice is served strictly within the period of six months referred to in paragraph 8.2.2, then the Tenant may within 1 month after service of the Election Notice, or the expiry of that six month period if no Election Notice is served, give written notice to the Landlord (“Decision Notice”) stating whether or not it proposes to reinstate the Property.

8.5	If the Decision Notice states that the Tenant does propose to rebuild or reinstate the Property, then the Tenant shall carry out such rebuilding or reinstatement in a good and workmanlike manner to the reasonable satisfaction of the Landlord and in accordance with the Landlord’s covenants contained in paragraph 2, and the Landlord shall make available to the Tenant any insurance monies received under the Insurance Policies maintained under paragraph 1.1.1 and all money received from any other contributors towards the rebuilding or reinstatement.

8.6	If the Decision Notice states that the Tenant does not propose to rebuild or reinstate the Property or if no Decision Notice is served strictly within the period of 1 month referred to in paragraph 8.4, either party may determine this Lease by serving upon the other not less than one nor more than three months notice in writing.

8.7	If there is Damage by Uninsured Risks then, notwithstanding the provisions of this paragraph 8, the parties shall consult with each other as to the practicability of rebuilding and reinstating the Property and shall make available to each other all reports which either of them may have commissioned in relation to the Property following Damage by Uninsured Risks and all appraisals and estimates as to the feasibility and cost of rebuilding and reinstating.

8.8	If the Lease is determined under this paragraph 8 the Tenant shall be permitted a reasonable time to remove from the Property any fixtures fittings or equipment belonging to it and shall not be required to reinstate any alterations or additions made by it nor to yield up the Property in the state of repair and decoration which would (but for the Damage by Uninsured Risks) be required by this Lease.

8.9	Any determination shall be without prejudice to any right of action of either party in respect of any antecedent breach.

Schedule 6
Tenant’s Convenants

1	To pay Rent

1.1	To pay the Rent at the times and in the manner required by this Lease to such address as the Landlord may from time to time require and without deduction or set-off whether legal or equitable save as permitted by law.

1.1	To pay the Basic Rent by banker’s standing order if required by the Landlord.

1.2	If the Basic Rent or any part of it is not paid in cleared funds on the date on which it is due or if any other sums under the Lease are not paid within seven days after becoming due (whether or not demanded except where a demand is required by this Lease), the sum in question shall carry interest at the Interest Rate for the period from the date on which it became due until the date of actual payment and that interest shall be paid by the Tenant on demand.

1.3	If the Landlord refuses to accept Rent because an event referred to in clause 5.1 has occurred and the Landlord does not wish to waive its rights under that clause, then such unpaid Rent shall nevertheless bear interest under paragraph 1.2 until the date the Rent in question is accepted.

2	To pay Outgoings

2.1	To pay and discharge all Outgoings relating to the Property at the times when they become due.

2.2	If at any time the Property is not separately assessed for any Outgoings the Tenant shall pay to the Landlord on demand a fair proportion of any assessment which includes the Property.

2.3	Not without Consent (which shall not be unreasonably withheld or delayed) to make any claim for relief in respect of any Outgoings where to do so might prejudice the Landlord’s own actual or potential entitlement to relief then or in the future.

2.4	Not without Consent (which shall not be unreasonably withheld or delayed) to agree with the relevant Authority any rating or other assessment in respect of the Property and to consult with (and have due regard to the representations of) the Landlord in the negotiations for any such assessment or any appeal against any such assessment.

3	Repair and Decoration

3.1	To repair the Property and to keep it in good and substantial repair and condition.

3.2	To keep the Property painted or otherwise decorated to a good standard and to redecorate it to a good standard not less than every five years and also in the three months preceding Determination (having on the last occasion first obtained Consent to the colour scheme which Consent shall not be unreasonably withheld or delayed).

3.3	Paragraphs 3.1 and 3.2 shall not apply to the extent that any lack of repair or decoration is caused by damage by an Insured Risk (unless paragraph 5 of schedule 1 applies) or this Lease is terminated under paragraph 8 of Schedule 5.

3.4	To keep the Property in a clean and tidy condition.

3.5	To clean the inside of the glass of all windows comprised in the Property as often as shall be reasonably necessary.

3.6	If the Tenant is in breach of this paragraph 3 then in addition to any other rights which the Landlord may have:

3.6.1	the Landlord may serve on the Tenant written notice specifying the breach in question; and

3.6.2	the Tenant shall as soon as practicable after receipt of that notice and in any event within two months (or sooner in emergency) commence and proceed with all due speed to remedy the breach; and

3.6.3	if the Tenant fails to comply with paragraph 3.6.2 the Landlord may enter the Property and carry out the relevant work and all costs properly incurred by the Landlord in so doing shall be a debt from the Tenant to the Landlord which the Tenant shall pay on demand with interest on them at the Interest Rate from the date of demand to the date of payment.

3.7	The Tenant shall give written notice to the Landlord immediately on becoming aware of:

3.7.1	any damage to or destruction of the Property; or

3.7.2	any defect or want of repair in the Property (including without limitation any relevant defect within the meaning of section 4 Defective Premises Act 1972) which the Landlord is liable to repair under this Lease or which the Landlord is or may be liable to repair under common law or by virtue of any Enactment.

4	Yielding up on Determination

4.1	On Determination the Tenant shall yield up the Property to the Landlord with vacant possession in a state of repair condition and decoration which is consistent with the proper performance of the Tenant’s covenants in this Lease and in accordance with the Reinstatement Specification.

4.2	If on Determination the Tenant leaves any fixtures fittings or other items in the Property the Landlord may treat them as having been abandoned and may remove destroy or dispose of them as the Landlord wishes and the Tenant shall pay to the Landlord on demand the cost of this with interest at the Interest Rate from the date of demand to the date of payment and indemnify the Landlord against any and all resulting liability.

4.3	Immediately before Determination if and to the extent required to comply with the Reinstatement Specification the Tenant shall reinstate all alterations, additions or improvements made to the Property at any time during the Term (or pursuant to any agreement for lease made before the start of the Term) and where this involves the disconnection of Plant or Conduits, the Tenant shall ensure that the disconnection is carried out properly and safely and that the Plant and Conduits are suitably sealed off or capped and left in a safe condition so as not to interfere with the continued functioning of the Plant or use of the Conduits elsewhere in the Property.

4.4	The Tenant shall make good any physical damage caused in complying with paragraph 4.3 and shall carry out all relevant works (including the making good of damage) to the reasonable satisfaction of the Landlord.

4.5	On Determination, whether by effluxion of time or otherwise, the Tenant shall, if the Landlord requires:

4.5.1	cooperate with the Landlord in applying to the Land Registry for any registered title to this Lease to be closed and merged in the immediate reversion to it; and

4.5.2	deliver to the Landlord a discharge in appropriate form of all charges registered or noted on any such registered title; and

4.5.3	enter into any documents reasonably required by the Landlord to effect that closure.

5	Use

5.1	The Tenant shall not use the Property for any purpose except the Permitted Use.

5.2	The Tenant shall not use the Property for any purpose or activity which is illegal, immoral, noisy, noxious, dangerous or offensive or which may be or become a nuisance to or cause damage or annoyance to the Landlord or any other person or which might be harmful to the Property or the Building or which will result in the disapplication of the Landlord’s election to waive exemption in respect of the Property under paragraph 2(1) of Schedule 10 to the Value Added Tax Act 1994.

5.3	The Tenant shall not use the Property for the purpose of residing or sleeping nor for any sale by auction nor as a betting office.

5.4	The Tenant shall not enter into any covenant in favour of any person (other than the Landlord) nor require a covenant from any person the effect of which is to restrict the use of the Property further than it is already restricted by this Lease.

6	Alterations

6.1	The Tenant shall make no alteration addition or improvement to the Property or the Building whether structural or otherwise except as expressly permitted under paragraph 6.2.

6.2	The Tenant may carry out alterations, additions or improvements to the Property which are wholly within the Building and which do not affect any part of the exterior or structure of the Building and any minor alterations, additions or improvements to the Property which affect but (in the Landlord’s reasonable opinion) do not harm or prejudice the structural integrity of the Building where:

6.2.1	the Tenant has submitted to the Landlord detailed plans and specifications showing the works; and

6.2.2	the Tenant has given to the Landlord such covenants relating to the carrying out of the works as the Landlord may reasonably require; and

6.2.3	the Tenant has obtained Consent to the works (which shall not be unreasonably withheld or delayed).

7	Signs and Name of the Property

7.1	The Tenant shall not fix or display in or on the Property any Sign which can be seen from outside the Property without first obtaining Consent (such consent not to be unreasonably withheld or delayed in respect of usual business signage which the Tenant may require).

7.2	The Landlord shall not unreasonably withhold or delay Consent under paragraph 7.1 to the Tenant placing on the entrance door to the Property a non-illuminated non-moving Sign specifying the name of the Tenant or any permitted undertenant or occupier and the business carried on at the Property (if the Tenant shall require).

7.3	The Tenant shall not change the name of the Property without first obtaining Consent such consent not to be unreasonably withheld or delayed and the Landlord hereby consents to the Property being named Riverside House.

8	Dealings with the Property

8.1	Unless expressly permitted under paragraph 8.13 or by a Consent granted under paragraphs 8.2, 8.3 or 8.7 the Tenant shall not assign, underlet, charge, part with or share possession or occupation of all or any part of the Property nor hold the Property on trust for any other person.

8.2	The Landlord shall not unreasonably withhold or delay Consent to a legal charge of the whole of the Property.

8.3	The Landlord shall not unreasonably withhold or delay Consent to an Assignment of the whole of the Property.

8.4	Without restricting the scope of Paragraph 8.3 the Landlord and the Tenant agree for the purposes of section 19(1A) of the Landlord and Tenant Act 1927 that the Landlord may withhold Consent unless the circumstances set out in Paragraph 8.5 exist and/or the conditions set out in Paragraph 8.6 are fulfilled, provided that if at any time before the execution of the deed of Assignment the circumstances set out in Paragraph 8.5 or any of them change the Landlord may revoke the Consent by written notice to the Tenant.

8.5	The circumstances referred to in Paragraph 8.4 above are that:

8.5.1	the prospective assignee is not a Group Company or a Connected Person; and

8.5.2	in the reasonable opinion of the Landlord the prospective assignee is of sufficient financial standing to enable it to comply with the Tenant’s covenants in this Lease for the remainder of the Term; and

8.5.3	there is no Basic Rent or Insurance Rent due to the Landlord by the Tenant under this Lease and the Tenant is not in any other material breach of the Tenant’s covenants in this Lease; and

8.5.4	the Landlord has received an undertaking from the Tenant’s solicitors in such form as the Landlord may reasonably require to pay to the Landlord on demand the reasonable legal and surveyors’ costs and disbursements (including input Value Added Tax) incurred by the Landlord and any Superior Landlord in considering the Tenant’s application and preparing negotiating and entering into any relevant documentation whether or not the application is withdrawn or the Consent is granted; and

8.5.5	the Landlord is satisfied that as a result of the Assignment and the use to which the Property is expected to be put, the Landlord’s election to waive exemption in respect of the Property under paragraph 2(1) of Schedule 10 to the Value Added Tax Act 1994 will not be disapplied (on the assumption that the Landlord has made or is about to make such an election).

8.6	The conditions referred to in Paragraph 8.4 are that:

8.6.1	the Tenant (and any former Tenant who by virtue of there having been an “excluded Assignment” as defined in Section 11 of the Landlord and Tenant (Covenants) Act 1995 has not been released from the Tenant’s covenants in this Lease) shall enter into an authorised guarantee agreement within the meaning of the Landlord and Tenant (Covenants) Act 1995 with the Landlord in such terms as the Landlord may reasonably require; and

8.6.2	if the Landlord reasonably requires, a guarantor acceptable to the Landlord acting reasonably has guaranteed to the Landlord the due performance of the prospective assignee’s obligations in such terms as the Landlord may reasonably require; and

8.6.3	any security for the Tenant’s obligations under this Lease which the Landlord holds immediately before the Assignment is continued or renewed in each case on such terms as the Landlord may reasonably require in respect of the Tenant’s liability under the authorised guarantee agreement referred to in paragraph 8.6.1 (but this paragraph shall not apply to any authorised guarantee agreement entered into by a former Tenant or by any guarantor of a former Tenant); and

8.6.4	the Landlord has received a direct covenant from the Assignee to observe and perform the tenant’s covenants of the Lease during the period when by virtue of the Landlord and Tenant (Covenants) Act 1995 the Assignee is bound by the tenant covenants of the Lease.

8.7	The Landlord shall not unreasonably withhold or delay Consent to an underletting of all or any part of the Property where all of the following conditions are satisfied:

8.7.1	the prospective undertenant has covenanted with the Landlord that, until it assigns the underlease with Consent as required by the underlease and such Assignment is registered at the Land Registry, it will observe and perform the Tenant’s covenants and obligations in this Lease (except the covenant to pay Rent and in the case of an underletting of part insofar only as such covenants affect the underlet property); and

8.7.2	if the Landlord reasonably requires, a guarantor acceptable to the Landlord has guaranteed the due performance by the undertenant of its above covenant in such terms as the Landlord may reasonably require; and

8.7.3	no fine or premium is taken for the grant of the underlease; and

8.7.4	the basic rent payable under the underlease is not less than the open market rent obtainable for the underlease; and

8.7.5	any rent free period or other financial inducements given to the undertenant are no greater than is usual at the time in all the circumstances; and

8.7.6	the underlease contains the same provisions as to Assignment as are contained in this Lease, but subject to additional conditions in the equivalent (in the underlease) of paragraph 8.6 that:

(a)	the consent of the Landlord under this Lease has been obtained (such consent not to be unreasonably withheld or delayed); and

(b)	the prospective assignee has covenanted with the Landlord under this Lease in the terms of paragraph 8.6.4; and

8.7.7	the form of the underlease has been approved in writing by the Landlord (approval not to be withheld where the provisions of it are consistent with the provisions of this Lease and where the basic rent due under it is reviewable at the same times and on the same terms as the Basic Rent); and

8.7.8	in the case of an underletting of part only of the Property the provisions of paragraph 8.8 are complied with; and

8.7.9	the Landlord is satisfied that as a result of the underletting and the use to which the Property is expected to be put, the Landlord’s election to waive exemption in respect of the Property under paragraph 2(1) of Schedule 10 to the Value Added Tax Act 1994 will not be disapplied (on the assumption that the Landlord has made or is about to make such an election); and

8.7.10	the terms of any agreement between the Tenant and any third party which has the effect, directly or indirectly, of modifying the requirements of this Lease in relation to the proposed underletting have been disclosed to and approved by the Landlord before the relevant underlease or any agreement for its grant is entered into.

8.8	The additional provisions relating to underletting of part only of the Property are:

8.8.1	any such underlease shall comprise one or more contiguous whole floors of the Property save in respect of the ground floor of the Property where two separate subleases of the East Wing and West Wing may subsist in each case with an appropriate number of car parking spaces; and

8.8.2	the total number of such underleases which may subsist at any time during the Term shall not exceed four; and

8.8.3	any such underlease shall contain provisions enabling the Tenant (as lessor) to recover from the undertenant a due proportion of the Insurance Charge and of the cost to the Tenant of repairing decorating and operating the Property; and

8.8.4	any such underlease shall permit one further underletting the whole of the underlet property only and shall preclude further underletting of all or part of the underlet property; and

8.8.5	any such underlease shall be excluded from the operation of sections 24-28 Landlord and Tenant Act 1954.

8.9	The Tenant shall (unless the Landlord shall consent otherwise):

8.9.1	enforce against any undertenant the provisions of any underlease and shall not waive them; and

8.9.2	operate the rent review provisions contained in any underlease so as to ensure that the rent is reviewed at the correct times and in accordance with those provisions.

8.10	The Tenant shall not without Consent (which shall not be unreasonably withheld or delayed):

8.10.1	vary the terms of any underlease; or

8.10.2	agree any review of the rent under any underlease.

8.11	The Tenant shall not require or permit any rent reserved by any underlease to be commuted or to be paid more than one quarter in advance or to be reduced.

8.12	Any Consent granted under this paragraph 8 shall (unless it expressly states otherwise) only be valid if the dealing to which it relates is completed within two months after the date of the Consent.

8.13	The Tenant may (after giving written notice to the Landlord containing all relevant information) share occupation of the Property or any part (including use of the Board’s Car Park) with any Group Company on condition that the sharing shall not create any relationship of landlord and tenant and that on any occupier ceasing to be a Group Company the occupation shall immediately cease or be otherwise documented in accordance with this paragraph 8 and on the further condition that the sharing and the use to which the relevant Group Company intends to put the Property will not result in the disapplication of the Landlord’s election to waive exemption in respect of the Property under paragraph 2(1) of Schedule 10 to the Value Added Tax Act 1994.

8.14	Within fourteen days after any dealing with or transmission or devolution of the Property or any interest in it (whether or not specifically referred to in this paragraph 8) the Tenant shall give to the Landlord’s solicitors at that time notice in duplicate specifying the basic particulars of the matter in question and at the same time supply a certified copy of any instrument making or evidencing it, and (if appropriate) the relevant notice served by the Tenant on the proposed undertenant in accordance with section 38A(3)(a) of the Landlord and Tenant Act 1954 and the appropriate declaration or statutory declaration made in accordance with schedule 2 to the Regulatory Reform (Business Tenancies) (England and Wales) Order 2003 (with annexures) and pay those solicitors a registration fee of £25 or such higher sum as shall be reasonable at the time.

8.15	From time to time on demand during the Term the Tenant shall provide the Landlord with particulars of all derivative interests of or in the Property including particulars of rents rent reviews and service and maintenance charges payable in respect of them and copies of any relevant documents and the identity of the occupiers of the Property.

9	Legal Obligations and Necessary Consents

9.1	The Tenant shall comply with all Legal Obligations relating to the Property.

9.2	Where the Tenant receives from an Authority any formal notice relating to the Property or the Building (whether or not the notice is of a Legal Obligation) it shall immediately send a copy to the Landlord and if requested by the Landlord make or join in making such objections representations or appeals in respect of it as the Landlord may reasonably require (except those which are to the detriment of the business of the Tenant or any permitted occupier of the Property).

9.3	Where any Legal Obligation requires the carrying out of works to the Property the Tenant shall (if and to the extent required by this Lease) apply for Consent and any Necessary Consents to carry out the works and after obtaining them the Tenant shall carry out the works to the reasonable satisfaction of the Landlord.

9.4	Where the Legal Obligation requires the carrying out of works on the Property the Landlord may carry out those works (and may refuse Consent to the Tenant to carry out the part of them which affects the Property) and the Tenant shall pay to the Landlord on demand the proportion of the reasonably and properly incurred cost of those works which relate to the Property and a fair proportion of any incidental fees and expenses.

9.5	Before doing anything at the Property which requires any Necessary Consents (and whether or not the Landlord shall have issued its Consent to that thing under the other provisions of this Lease) the Tenant shall:

9.5.1	obtain all Necessary Consents for the purpose; and

9.5.2	produce copies of all Necessary Consents to the Landlord; and

9.5.3	obtain the approval of the Landlord (which shall not be unreasonably withheld or delayed) to the Necessary Consents and the implementation of them,

provided that the Tenant shall not without Consent make or alter any application for any Necessary Consent.

9.6	Where any Necessary Consent implemented by the Tenant or any undertenant or permitted occupier of the Property requires works to be carried out by a date subsequent to Determination, the Tenant shall ensure that those works are completed before Determination.

9.7	If the Tenant receives or is entitled to receive any statutory compensation in relation to the Lease (other than from the Landlord) and if Determination occurs otherwise than by effluxion of time, the Tenant shall upon Determination pay to the Landlord a fair proportion of that compensation.

9.8	If and when called upon to do so the Tenant shall produce to the Landlord all plans documents and other evidence which the Landlord may require in order to satisfy itself that this paragraph 9 has been complied with.

10	Conduits and Plant

10.1	The Tenant shall not use the Conduits or the Plant:

10.1.1	for any purpose other than that for which they are designed; or

10.1.2	so as to exceed the capacity for which they are designed.

10.2	The Tenant will keep clean and free from obstruction all Conduits in the Property.

11	Overloading and Damage

11.1	The Tenant shall not overload any part of the Property.

11.2	The Tenant shall not install in the Property any machinery other than normal light and quiet office machinery and shall keep all such machinery in good condition.

11.3	The Tenant shall not damage or obstruct any part of the Property or any accesses to it.

11.4	The Tenant shall not keep produce or use any Hazardous Material on the Property without Consent nor (whether or not Consent is given) cause any Environmental Damage.

11.5	Any request by the Tenant for Consent under paragraph 11.4 shall be in writing and shall be accompanied by:

11.5.1	all information required to demonstrate to the reasonable satisfaction of the Landlord that any such Hazardous Material is necessary to the business of the Tenant and will be kept produced or used in such manner as to comply with all Legal Obligations applicable to such Hazardous Material and to prevent Environmental Damage; and

11.5.2	all relevant information regarding compliance with any relevant Legal Obligations (such information to include without limitation copies of applications for Necessary Consents relating to any manufacturing processes waste treatments recycling storage or disposal practices).

11.6	The Tenant shall forthwith notify the Landlord in writing of any change in the facts and circumstances assumed or reported in any application for or granting of Consent or any Necessary Consent relating to any Hazardous Material kept produced or used on the Property.

11.7	The Tenant shall indemnify the Landlord against all losses claims or demands in respect of any Environmental Damage arising out of the use or occupation of the Property.

12	Rights and Easements

12.1	The Tenant shall not grant to any third party any rights of any nature over the Property (except as permitted under paragraph 8).

12.2	The Tenant shall preserve all easements and rights currently enjoyed by the Property and in particular (without limitation) will not obstruct any of the windows of the Property.

12.3	The Tenant shall not do or omit to do anything whereby any right of prescription may arise against the Landlord.

13	Entry by Landlord

13.1	Upon reasonable prior written notice and subject always to the provisions of paragraph 3 of Part 1 of schedule 3 (except in emergency when no notice need be given and the provisions of paragraph 3 of Part 1 of schedule 3 shall not apply) the Tenant shall permit the Landlord and those authorised by it at all times to enter (and remain unobstructed on) the Property for the purpose of:

13.1.1	exercising the rights reserved by schedule 3; or

13.1.2	inspecting the Property for any purpose; or

13.1.3	making surveys or drawings of the Property; or

13.1.4	erecting a noticeboard (but not so as to obstruct or obscure any signage displayed by the Tenant) in the last 6 months of the Term stating that the Property is to let or at any time for sale (which the Tenant shall not remove interfere with or obscure); or

13.1.5	complying with the Landlord’s obligations under this Lease or with any other Legal Obligation of the Landlord; or

13.1.6	carrying out works which are the responsibility of the Tenant under this Lease but which the Tenant has failed to do.

13.2	The Tenant shall keep the Landlord informed of the names addresses and telephone numbers of at least two persons who have keys to the Property.

14	Costs

14.1	The Tenant shall pay to the Landlord on demand on a full indemnity basis all properly incurred costs expenses losses and liabilities incurred by the Landlord as a result of or in connection with:

14.1.1	any breach by the Tenant of any of its covenants or obligations in this Lease and/or the enforcement or attempted enforcement of those covenants and obligations by the Landlord; and

14.1.2	the preparation and service of any notice under section 146 or 147 Law of Property Act 1925 notwithstanding that forfeiture may be avoided otherwise than by relief granted by the Court.

14.2	The Tenant shall pay to the Landlord within 7 days of written demand all properly incurred costs and expenses incurred by the Landlord as a result of or in connection with:

14.2.1	the preparation and service of any notice under paragraph 3.6 or any schedule of dilapidations served during the Term or within three months after Determination; and

14.2.2	any application for Consent under this Lease whether or not that Consent is refused or the application is withdrawn; and

14.2.3	the closure or determination of the registered title to this Lease.

15	Loss of Guarantor

If (during the period whilst such guarantee obligations shall remain enforceable) any party who has guaranteed to the Landlord the Tenant’s obligations contained in this Lease dies or is the subject of any of the events referred to in clause 5.1.3 then within 14 days after the event the Tenant shall give notice of it to the Landlord and if so required by the Landlord at the expense of the Tenant the Tenant shall within twenty eight days after that event procure a further guarantee in the same terms from a party acceptable to the Landlord.

16	Title Matters

The Tenant (by way of indemnity only and not direct observance) shall observe and perform all covenants in respect of the Property arising from the Title Matters so far as they affect the Property and are still subsisting and enforceable .

Schedule 7
Landlord’s Covenants

Quiet Enjoyment

If the Tenant observes and performs the Tenant’s covenants and obligations in this Lease the Tenant may peaceably hold and enjoy the Property during the Term without any lawful interruption or disturbance from or by the Landlord or any person claiming through under or in trust for the Landlord or by title paramount.

Original

EXECUTED AND DELIVERED as a	)
DEED by ARLINGTON PROPERTY	)
INVESTORS UK LIMITED as attorney for Alecta	)
pensionsförsäkring, ömsesidigt acting by:	)

Director

Counterpart	Director /s/ M. J. Stibble

EXECUTED as a DEED by PHARMION LIMITED	)
Acting by:	)
/s/ Wendy Kitteridge

/s/ Michael Cosgrave